UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

May 31, 2009

Jamba, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32552	20-2122262
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6475 Christie Avenue, Suite 150, Emeryville, California 94608

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(510) 596-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 31, 2009, Jamba, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) to issue and sell (i) 170,000 shares of its Series B-1 Convertible Preferred Stock (the “Series B-1 Preferred”) to affiliates of Mistral Equity Partners at a price of $115 per share, for an aggregate purchase price of $19.55 million, and (ii) 134,348 shares of its Series B-2 Convertible Preferred Stock (the “Series B-2 Preferred” and, together with the Series B-1 Preferred, the “Preferred Stock”) to a company controlled by the Serruya family at a price of $115 per share, for an aggregate purchase price of $15.45 million. The issuance and sale of the shares of Preferred Stock is scheduled to close on June 16, 2009.

The issuance of the shares of Preferred Stock will be completed through a private placement to the purchasers as accredited investors and pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(2) thereof and Regulation D promulgated thereunder. The shares of Preferred Stock and the shares of the Company’s Common Stock (the “Common Stock”) issuable upon conversion of the Preferred Stock to be issued to the purchasers will include legends restricting transfer other than pursuant to an effective registration statement under the Securities Act or in accordance with an exemption from registration.

The Purchase Agreement provides that the Company will file a certificate of designation (the “Certificate of Designation”) creating the Series B-1 Preferred and Series B-2 Preferred and providing for powers, preferences and relative, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof. The shares of Preferred Stock will be convertible at the election of the holders, at any time, into shares of Common Stock at an initial conversion price of $1.15 per share. The conversion price for the Preferred Stock is subject to customary anti-dilution adjustments for stock splits, dividends and the like. After a two year period, the Company will have the right to force the shares of Preferred Stock to convert into shares of Common Stock if (i) the Common Stock trading volume averages 150,000 shares per trading day over a 30 trading day period and (ii) the daily volume weighted average price per share of the Common Stock exceeds the product of 2.5 times the then-applicable conversion price for any 20 of the preceding 30 trading days.

The Preferred Stock will have an 8% dividend, payable quarterly in cash, at the option of the Company. The dividend rate shall increase to 10% in the event the Common Stock is not listed for trading on any of the New York Stock Exchange, the NASDAQ Global Market or the American Stock Exchange or if the Company fails to declare and pay, in full and in cash, dividends on shares of the Preferred Stock for three consecutive quarters until such time as the dividends are paid in full and in cash.

After 7 years from the date the shares of Preferred Stock are originally issued, the holders of such shares will have the right to require the Company to redeem their shares of Preferred Stock, in whole or in part, at a price per share equal to the original sale price per share plus any unpaid but accrued dividends. The Company has also granted the purchasers of the shares of Preferred Stock certain pre-emptive rights with respect to the sale and issuance by the Company of equity securities, as delineated in the Purchase Agreement.

The holders of the shares of Preferred Stock will have the right to vote on any matters submitted to a vote of the stockholders of the Company and are entitled to cast that number of votes equal to the aggregate number of shares of Common Stock issuable upon the conversion of such holders’ shares of Preferred Stock at the then-applicable conversion price. The holders of the shares of Preferred Stock will also receive customary protective provisions under the Certificate of Designation and additional protections under the Purchase Agreement (including the requirement that the consent of a majority of the holders of the shares of Common Stock issuable upon conversion of the Preferred Stock must be obtained prior to the Company incurring in excess of $10 million in indebtedness).

The holders of the shares of the Series B-1 Preferred, voting as a separate class, will be entitled to elect two members of the board of directors of the Company (the “Board”) so long as more than 50% of the number of shares of Series B-1 Preferred originally issued are outstanding. In the event the number of shares of Series B-1 Preferred Stock outstanding is less than 50% of the number of shares originally issued but greater than 25% of the number of shares originally issued, the holders of the shares of the Series B-1 Preferred, voting as a separate class, will be entitled to elect only one member to the Board. The ability to elect any members to the Board by the holders of the shares of the Series B-1 Preferred will cease once the number of outstanding shares of Series B-1 Preferred is less than 25% of the number of shares of Series B-1 Preferred originally issued.

The holders of the shares of the Series B-2 Preferred, voting as a separate class, will be entitled to elect one member to the Board so long as more than 25% of the number of shares of Series B-1 Preferred originally issued are outstanding. In the event that (i) at the time of the Company’s 2010 annual meeting of its stockholders there are more than 9 members on the Board and (ii) so long as more than 50% of the number of shares of Series B-2 Preferred originally issued are outstanding, the size of the Board will be increased by one additional Board seat and the holders of the shares of the Series B-2 Preferred, voting as a separate class, will be entitled to elect one additional member to the Board to fill the seat. The ability to elect any members to the Board by the holders of the shares of Series B-2 Preferred will cease once the number of outstanding shares of Series B-2 Preferred is less than 25% of the number of shares of Series B-2 Preferred originally issued.

If the Company fails to declare and pay, in full and in cash, dividends on shares of the Preferred Stock for three consecutive quarters, the size of the Board shall be increased by 1 member and the holders of the Preferred Stock, voting together as a single class, shall be entitled to elect one additional member to the Board until such time as the dividends are paid in full and in cash.

The Purchase Agreement provides that the holders of the shares of Preferred Stock will be subject to a 90-day lock-up period and other restrictions on the voting and transfer of the shares of Preferred Stock and the Common Stock issuable upon conversion of the Preferred Stock.

The Purchase Agreement also provides that the Company will enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with the purchasers pursuant to which, among other things, the Company will agree to grant the purchasers certain registration rights including the right to require the Company to file a registration statement to register the shares of Common Stock issuable upon conversion of the Preferred Stock.

The Purchase Agreement further provides that the Company will enter into an amendment to its rights agreement dated October 8, 2008 (the “Rights Agreement”) providing for the purchasers to be “Grandfathered Persons” such that the issuance of the shares of Preferred Stock and the issuance of any shares of the Common Stock upon conversion thereof will not trigger the provisions of the Rights Agreement. All other provisions of the Rights Agreement will otherwise remain in effect.

The foregoing summaries are qualified in their entireties by reference to the full text of the Purchase Agreement, which is filed herewith as Exhibit 10.1, and the full texts of the Certificate of Designation of Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock, the Registration Rights Agreement, and Amendment No. 1 to the Rights Agreement which are filed as exhibits to the Purchase Agreement in their draft form and will be filed in their final form with the Company’s filings upon the closing of the transactions contemplated by the Purchase Agreement.

Item 3.02	Unregistered Sales of Equity Securities.

The information required by Item 3.02 is included in Item 1.01 and incorporated herein by reference.

Item 8.01	Other Events.

On June 1, 2009, the Company issued a press release announcing the transaction covered by this Current Report on Form 8-K. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement dated May 31, 2009 between Jamba, Inc. and the purchasers identified therein (including as exhibits the Form of Certificate of Designation, Form of Registration Rights Agreement and Form of Amendment No. 1 to Rights Plan).

99.1	Press Release of Jamba, Inc. dated June 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMBA, INC.

Date: June 2, 2009	By:	/s/ Michael W. Fox
	Name:	Michael W. Fox
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Securities Purchase Agreement dated May 31, 2009 between Jamba, Inc. and the purchasers identified therein (including as exhibits the Form of Certificate of Designation, Form of Registration Rights Agreement and Form of Amendment No. 1 to Rights Plan).

99.1	Press Release of Jamba, Inc. dated June 1, 2009.